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                                                                   EXHIBIT 10.35

                                                                     Translation

                          EQUITY TRANSFER AGREEMENT OF

                                     XIE WEI

                                       AND

                                   LU QINYONG

                                       AND

                        BEIJING TAIDE ADVERTISING CO. LTD

                                 WITH RESPECT TO

                   SHANGHAI HYPERLINK MARKET RESEARCH CO. LTD.

                                      2006


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                                TABLE OF CONTENT

ARTICLE 1  Equity Transfer
ARTICLE 2  Equity Transfer Price
ARTICLE 3  Amendments to Articles of Association
ARTICLE 4  Transferor's Warranties
ARTICLE 5  Transferee's Warranties
ARTICLE 6  Profits and Losses Sharing after Equity Transfer
ARTICLE 7  Tax
ARTICLE 8  Transfer of the Agreement
ARTICLE 9  Confidentiality
ARTICLE 10 Liabilities for Breaching the Agreement
ARTICLE 11 Notifications
ARTICLE 12 Changes and Amendments
ARTICLE 13 Applicable Laws and Dispute Resolution
ARTICLE 14 Interpretation of the Agreement
ARTICLE 15 Effectiveness and Languages


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                            Equity Transfer Agreement

This agreement was signed by the following parties in Shanghai on June 14th, 2006:

1.   The transferor: Xie Wei (Chinese ID Card number: 310103196911060835)

          Lu Qin Yong (Chinese ID Card number: 310109197010053614)

2.   The transferee: Beijing Taide Advertising Co. Ltd (hereafter as the
     "Buyer")

          Address: Rm 103, Unit 2, Red Building 16, Block 5
                   Beijing Sports and Kinesiology University
                   East Yuanmingyuan Road,
                   Haidian District, Beijing
          Legal Representative: Wang Yonghong

Whereas:

1. Shanghai Hyperlink Market Research Co. Ltd. (hereafter as "Shanghai Hyperlink") is limited-liability corporation incorporated according to the laws of China, with its location at Room B-123, Hexiang Road, White Crane Town, Qingpu District, Shanghai, China, with a registered capital of RMB500,000, and with a business scope in marketing research and information consultancy service.

2. Xie Wei is a Chinese citizen, who holds 80% of the equity of Shanghai Hyperlink;

3. Lu Qinyong is a Chinese citizen, who holds 20% of the equity of Shanghai Hyperlink.

After consultation in the spirit of equality, the parties agree to implement this equity transfer of Shanghai Hyperlink pursuant to the articles and conditions in this agreement. Therefore, the parties agree as follows:

                            ARTICLE 1 EQUITY TRANSFER

1.1 The parties agree: Xie Wei agrees to transfer 40.8% of the equity of Shanghai Hyperlink that Xie Wei holds to the Buyer pursuant to the terms in this agreement, Lu Qinyong agrees to transfer 10.2% of the equity of Shanghai Hyperlink that Lu


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     Qinyong holds to the Buyer pursuant to the terms in this agreement, and the
     Buyer agrees to accept the aforementioned 51% of the equity of Shanghai Hyperlink held by Xie Wei and Lu Qinyong pursuant to the terms in this agreement. After the completion of this equity transfer, Xie Wei holds
     39.2% of the equity of Shanghai Hyperlink, Lu Qinyong holds 9.8% of the equity of Shanghai Hyperlink, and the Buyer holds 51% of the equity of Shanghai Hyperlink.

1.2 Within 10 business days upon the signing of this agreement, the parties should jointly conduct the transfer procedures of the concerned equity transfer pursuant to the relevant laws and regulations, to the requirements of government administrations or authorized departments, including but not limited to conducting changes in the equity in the registration with the Industry and Commerce Administration Bureau. The parties should unconditionally submit all the required written materials to perform this agreement.

                         ARTICLE 2 EQUITY TRANSFER PRICE

2.1 After consultation, the parties agree on the specified price for the concerned equity transfer, with the total amount of RMB255,000 (hereafter as "equity transfer price").

2.2 After Xie Wei and Lu Qinyong complete this equity transfer and changes of registration of the new Articles of Association with the Industry and Commerce Administration Bureau, the Buyer should make a one-time full payment at the equity transfer price within the time limit agreed upon by the parties to the bank account designated by Xie Wei and Lu Qinyong.

               ARTICLE 3 AMENDMENTS TO THE ARTICLES OF ASSOCIATION

3.1 Upon the execution of this agreement, the parties shall sign the Articles of Association of Shanghai Hyperlink (hereafter as "new Articles of Association"). The parties agree that when the new Articles of Association is being registered with the Industry and Commerce Administration Bureau, the Board of Directors of Shanghai Hyperlink is set up according to the new Articles of Association to allow adjustment in the management staff.


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3.2  The parties agree that after this equity transfer, the Board of Directors of Shanghai Hyperlink consists of 5 members, with 3 of them nominated by the Buyer and the other 2 nominated respectively by Xie Wei and Lu Qinyong.

                        ARTICLE 4 TRANSFEROR'S WARRANTIES

4.1 On the signing date of this agreement, Xie Wei and Lu Qinyong respectively warrants that:

     (1)  Xie Wei and Lu Qinyong's execution and performance of this agreement:

          (i)  Is with complete power;

          (ii) Is not in violation of the laws that are binding on or having impact on Xie Wei and Lu Qinyong or in violation of the restrictions of contracts;

     (2) When signing this agreement, Xie Wei and Lu Qinyong have effectively obtained ownership, usage, benefit and disposition rights to the equity intended to be transferred to the Buyer pursuant to this agreement, and the equity intended for the transfer has not been seized by the government, frozen, or encumbered with any guarantee rights.

4.2 Xie Wei and Lu Qinyong undertake to bear all economic and legal liabilities that arise from violating the warranties in terms above and to pay for all possible losses to the Buyer. However, if Xie Wei and Lu Qinyong's violation of the above warranties is caused by the Buyer, Xie Wei and Lu Qinyong shall not be liable.

                        ARTICLE 5 TRANSFEREE'S WARRANTIES

5.1  On the signing date of this agreement, the Buyer warrants that:

     (1) The Buyer is a lawfully subsisting business entity that is lawfully incorporated according to the laws of the People's Republic of China;

     (2)  The Buyer's execution and performance of this agreement:

          (i)  Is within the Buyer's power and business scope;

          (ii) Shows that it has taken necessary corporate actions to give appropriate authorization;


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          (iii) is not violating the laws that are binding on or having impact on the Buyer or violating the restrictions of contracts.

5.2 The Buyer undertakes to bear all economic and legal liabilities that arise from violating the warranties in terms above and to pay for any possible losses to Xie Wei and Lu Qinyong. However, if the Buyer's violation of the above warranties is caused by reasons of Xie Wei and Lu Qinyong, Xie Wei and Lu Qinyong shall not be found liable.

         ARTICLE 6 PROFITS AND LOSSES SHARING AFTER THE EQUITY TRANSFER

6.1 From the date of the changes in the equity, the profits and losses of Shanghai Hyperlink shall be shared according to the proportions of equity held by Xie Wei, Lu Qinyong, and the Buyer after this equity transfer.

                                  ARTICLE 7 TAX

7.1 Except where there are other agreements among the parties, the tax involved in this equity transfer under this agreement is to be lawfully borne respectively by the parties and Shanghai Hyperlink pursuant to the laws of the People's Republic of China and to the current relevant regulations specified by relevant government departments.

                       ARTICLE 8 TRANSFER OF THE AGREEMENT

8.1 Unless it is approved in writing by the other party, none of the parties shall transfer this agreement or any part of this agreement or any rights, benefits and duties under this agreement to any third party; however, if the Buyer transfers its equity of Shanghai Hyperlink to a third party, then the Buyer has the right to transfer its rights, benefits and/or duties under this agreement to the third party, who is the transferee of the equity.

                            ARTICLE 9 CONFIDENTIALITY

9.1 After the signing of this agreement, unless with advance written approval from the other party, all the parties should be committed to the following duties of


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     confidentiality, whether or not this equity transfer is completed or whether or not this agreement has been terminated, discontinued, dismissed, believed to be invalid or has been performed:

     (1) None of the parties shall disclose to any third party this agreement and the transactions under this agreement and any documents related to this equity transfer (hereafter as "confidential documents");

     (2) The parties can only use the confidential documents and their content for the purpose of transactions under this agreement and not for any other purpose.

9.2 If the parties in this agreement disclose confidential documents for the following reasons, they are not restricted by Article 9.1:

     (1) Disclose to the parties in this agreement, to the directors, supervisors, and senior management of Shanghai Hyperlink, and to the financial consultants, accountants and lawyers hired by the parties;

     (2)  In observance of the obligatory rules of laws and regulations;

     (3)  As required by government administrations.

               ARTICLE 10 LIABILITIES FOR BREACHING THE AGREEMENT

10.1 If a party in this agreement breaches the agreement and causes the agreement not to be performed or not to be fully performed, the responsibilities arising from breaching should be borne by the breaching party. If the parties breach the agreement, then each party should bear the responsibilities arising from its own breaching.

10.2 From the date of signing this agreement, if it requires the parties to cooperate in preparing application materials, official stamps and etc. in the process of implementing the agreement, the parties should reasonably and actively cooperate and should never cause delay. The party that causes losses to other parties shall be liable for claims for the losses.


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10.3 For responsibilities due to force majeure and not due to any of the parties and leading to inability to complete this equity transfer, the parties are mutually exempt from legal liabilities.

10.4 In case of errors of any party that lead to inability to perform the application for approval of this equity transfer and the procedure for changes in the registration with the Industry and Commerce Administration Bureau pursuant to the terms in this agreement, the party committing errors should compensate the non-defaulting party (parties) for the actual losses in full amounts.

10.5 This article shall still survive even if this agreement is terminated, discontinued, dismissed or believed to be invalid.

                            ARTICLE 11 NOTIFICATIONS

11.1 Any notification under this agreement or notifications related to this agreement sent by any party in this agreement should be in writing.

11.2 Any notification delivered by a designated person is deemed to have been delivered upon the signing by the addressee. If a registered mail is used, it is deemed to have been delivered 7 days after it was sent to the address of the addressee.

                        ARTICLE 12 CHANGES AND AMENDMENTS

12.1 The changes and amendments to this agreement should be made in writing after the parties consult with each other and reach consensus.

12.2 The changes and amendments to this agreement constitute an inseparable part of this agreement.

                ARTICLE 13 APPLICABLE LAWS AND DISPUTE RESOLUTION

13.1 This agreement is governed under the jurisdiction of the laws of the People's Republic of China.


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13.2 All disputes arising from the implementation of this agreement should be resolved by way of friendly consultation among the parties. If a consultation fails, the dispute should be submitted to Shanghai Branch-Committee of China International Economic and Trade Arbitration Committee for it to mediate according to the then applicable and effective arbitration rules the committee resorts to.

13.3 The arbitration award shall be final and binding on the parties. The arbitration fee is borne by the losing party.

13.4 Except for issues of disputes submitted for arbitration, the parties should continue to perform the other articles of this agreement.

                   ARTICLE 14 INTERPRETATION OF THE AGREEMENT

14.1 When controversy happens among the parties in the understanding of the articles in this agreement, it is up to the parties to jointly interpret according to the principles of honesty, credibility, fairness, and rationality as well as according to transaction conventions. If no common interpretation can be reached, the discrepancy should be dealt with according to Article 13 in this agreement.

                     ARTICLE 15 EFFECTIVENESS AND LANGUAGES

15.1 This agreement comes into effect on the date when it is signed or officially stamped by the authorized representatives from the parties.

15.2 This agreement is written in Chinese.

15.3 This agreement comes in 5 original copies, one for each party and the rest for use in submitting to government administrations for review and approval and for conducting changes in the registration with the Industry and Commerce Administration Bureau.

[The rest of the page is blank.]


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                           THE SIGNATURE PAGE FOR THE
                           "EQUITY TRANSFER AGREEMENT
                                 WITH RESPECT TO
                   SHANGHAI HYPERLINK MARKET RESEARCH CO. LTD"

Transferor


/s/ Xie Wei
-------------------------------------
Xie Wei


/s/ Lu Qinyong
-------------------------------------
Lu Qinyong


Transferee

The Buyer: Beijing Taide Advertising Co. Ltd. [Company chop of Beijing Taide
           Advertising Co., Ltd.]


Authorized Representative: /s/
                           -------------------------------------


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